Exhibit (h)(3)

CAPITAL SOUTHWEST CORPORATION

5.95% Notes due 2022

DEBT DISTRIBUTION AGREEMENT

Dated June 8, 2018

EXHIBITS

Exhibit A –	Form of Placement Notice

Exhibit B –	Authorized Individuals for Placement Notices and Acceptances

Exhibit C –	Compensation

Exhibit D –	Officers’ Certificate

Exhibit E –	List of Subsidiaries

i

CAPITAL SOUTHWEST CORPORATION

5.95% Notes due 2022

DEBT DISTRIBUTION AGREEMENT

June 8, 2018

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

Ladies and Gentlemen:

Capital Southwest Corporation, a Texas corporation (the “Company”), proposes to issue and sell through B. Riley FBR, Inc., acting as agent and/or principal (the “Sales Manager”) the Company’s 5.95% Notes due 2022 (the “Placement Securities”), to be issued under an indenture dated as of October 23, 2017 (the “Base Indenture”), among the Company and U.S. Bank National Association (the “Trustee”), as supplemented thereto by the First Supplemental Indenture thereto dated December 15, 2017 (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”) (the “Notes”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company confirms its agreement (this “Agreement”) with the Sales Manager, as follows:

SECTION 1. Description of Placement Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Sales Manager, acting as agent and/or principal, the Placement Securities. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Placement Securities to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Manager shall have no obligation in connection with such compliance. The issuance and sale of the Placement Securities through the Sales Manager will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Placement Securities. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Rules and Regulations”), with the Commission a registration statement on Form N-2 (File No. 333-220385), including a base prospectus, specifically relating to the Placement Securities to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Placement Securities (the “Prospectus Supplement”) to the base prospectus included as part of the Registration Statement. The Company will furnish to the Sales Manager, for use by the Sales Manager, copies of the base prospectus included as part of the Registration Statement, as supplemented by the Prospectus Supplement, if any, relating to the Placement Securities. Except where the context otherwise requires, the Registration Statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, from time to time, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement and the Prospectus shall be deemed to include any amendment or supplement thereto that has been filed, and declared effective (in the case of a Registration Statement), with the Commission pursuant to EDGAR.

SECTION 2. Placements. Each time that the Company wishes to issue and sell the Placement Securities hereunder (each, a “Placement”), it will notify the Sales Manager by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires Placement Securities to be sold, which shall at a minimum include the aggregate principal amount of the Placement Securities to be issued and sold, the time period during which sales are requested to be made, any limitation on the aggregate principal amount of the Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Sales Manager will, prior to 4:30 p.m. (New York City time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Sales Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Manager set forth on Exhibit B) setting forth the terms that the Sales Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Manager until the Company delivers to the Sales Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Manager set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Sales Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of Placement Securities have been sold, (ii) in accordance with the Placement Notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 8 or Section 11 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Manager in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Sales Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Manager and either (i) the Sales Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

SECTION 3. Sale of Placement Securities by the Sales Manager. Subject to the provisions of Section 6(a), the Sales Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Manager pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Manager (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Manager may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which the Notes are purchased and sold on the principal market Notes are listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

SECTION 4. Suspension of Sales. The Company or the Sales Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Sales Manager as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement and as of the time of each sale of any Placement Securities or any securities pursuant to this Agreement (the “Applicable Time”), and agrees with the Sales Manager, as follows:

(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Trust Indenture Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus complied, as of its date, in all material respects, with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Trust Indenture Act as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Trust Indenture Act, and the Prospectus, as of the date of the Prospectus Supplement and the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of the Trustee, or (ii) statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Sales Manager furnished to the Company in writing by the Sales Manager expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by the Sales Manager consists of the following information in the Prospectus Supplement furnished on behalf the Sales Manager: [the last paragraph under the caption “Plan of Distribution.”] The Placement Securities have been duly registered under the Securities Act pursuant to the Registration Statement.

(ii) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company are contemplated or threatened by the Commission.

(iii) (A) The Company has duly elected to be regulated by the Commission as a business development company (“BDC”) under the Investment Company Act of 1940 (“Investment Company Act”) and has not withdrawn that election, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Subject to the filing of the Registration Statement and the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Placement Securities as provided in this Agreement; (B) the provisions of the Company’s charter and bylaws and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

(iv) RSM US LLP, which audited certain financial statements of the Company and whose report appears in the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board (the “PCAOB”).

(v) The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (“GAAP”). The selected financial information and data included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company, I-45 (as defined below) and MRI (as defined below), as applicable.

(vi) The Company has been duly organized, is validly existing and is in good standing as a corporation in the State of Texas and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, prospects, properties, management or business of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(vii) The Company’s only consolidated subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”) are listed on Exhibit E hereto. Each of the Subsidiaries and, to the knowledge of the Company, I-45 SLF LLC (“I-45”), and Media Recovery, Inc. (“MRI” and together with I-45, the “Controlled Portfolio Companies”), has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Subsidiaries have the power and authority, corporate or otherwise, necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(viii) RSM US LLP, which audited certain financial statements of I-45 and is the Company’s current auditor and whose report with respect to the financial statements of I-45 appears in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and, with respect to the Company, the rules of the PCAOB and, with respect to I-45, the American Institute of Certified Public Accountants (the “AICPA”).

(ix) Whitley Penn LLP, which audited certain financial statements of MRI and whose report appears in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the PCAOB.

(x) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Placement Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(xi) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, each Controlled Portfolio Company (A) is in violation of its charter, bylaws or other organizational documents; (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Registration Statement and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the capital stock or limited liability company interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii) Except as identified in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xiv) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).

(xv) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the Prospectus and is not so described.

(xvi) There are no contracts, agreements or understandings of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xvii) This Agreement has been duly authorized, executed and delivered by the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law).

(xviii) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations contemplated by the Notes. The Notes have been duly authorized by the Company and, when duly issued and executed by the Company in accordance with this Agreement and the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery by the Company against payment therefor in accordance with the terms hereof and the Indenture, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Notes will conform to the description thereof in the Prospectus.

(xix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof in the Prospectus, as amended or supplemented.

(xx) The Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company would have any material liability; the Company, each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, any Subsidiary, or, to the knowledge of the Company, any Controlled Portfolio Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxi) The execution, delivery and performance of this Agreement, the Indenture, and the Placement Securities by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Placement Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company or its Subsidiaries; or (C) to the knowledge of the Company, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xxii) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the FINRA (as defined below) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Placement Securities.

(xxiii) This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act and the approval by the Board of Directors of the Company of this Agreement has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.

(xxiv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Placement Securities registered pursuant to the Registration Statement.

(xxv) There are no material restrictions, limitations or regulations with respect to the ability of the Company or any of its subsidiaries to invest its assets as described in the Prospectus, other than as described therein.

(xxvi) Any statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate.

(xxvii) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries, the Controlled Portfolio Companies or any of their properties or assets is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the Indenture, and the Placement Securities by the Company, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Placement Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for the registration of the Placement Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the sale of the Underwritten Securities and in connection with the listing of the Placement Securities on The Nasdaq Global Select Market (the “Exchange”).

(xxviii) Except as described in the Prospectus, the Company, its Subsidiaries and, to the knowledge of the Company, its Controlled Portfolio Companies, have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(xxix) Except with respect to the Sales Manager or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Placement Securities.

(xxx) The Notes are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Notes under the Exchange Act or delisting the Notes from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(xxxi) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Placement Securities, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of the Notes of the Company except in connection with the December 12, 2017 offering of the Notes and (C) will not, until the completion of the distribution (within the meaning of Regulation M under the Exchange Act), of the Placement Securities, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 5(a)(xxxi).

(xxxii) The Company has qualified as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Code) and the Company intends to continue to operate so as to qualify as a RIC.

(xxxiii) The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies.

(xxxiv) The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” with corporations or other entities.

(xxxv) There are no legal or governmental actions, suits or proceedings pending to which the Company, its Subsidiaries or I-45 is a party or of which any property or assets of the Company or its Subsidiaries is the subject that would be required to be described in the Registration Statement or the Prospectus and is not so described or that would, in the aggregate, reasonably be expected to have an adverse effect on the performance of this Agreement, the Indenture or the consummation of the transactions contemplated hereby or thereby; and to the Company’s knowledge, no such actions, suits or proceedings are threatened by governmental authorities or others.

(xxxvi) There are no contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; and the statements made in the Registration Statement and the Prospectus under the captions “Regulation,” “Material U.S. Federal Income Tax Considerations,” “Description of our Debt Securities” and “Description of the Notes,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxxvii) Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

(xxxviii) No labor disturbance by the employees of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxxix) The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal control over financial reporting that could significantly affect internal control over financial reporting nor are there any significant deficiencies or material weaknesses.

(xl) (A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xli) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated thereunder.

(xlii) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xliii) Neither the Company nor any of its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(xliv) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement or the Prospectus, other than as described therein. Each Subsidiary and, to the knowledge of the Company, each Controlled Portfolio Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its limited liability company interests, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated in the Registration Statement and the Prospectus.

(xlv) Neither the Company nor any of its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or its Subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlvi) Neither the Company nor its Subsidiaries or I-45 nor, to the knowledge of the Company, MRI nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company, its Subsidiaries, I-45 or, to the knowledge of the Company, MRI is currently the subject of any U.S. sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly, or indirectly knowingly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person currently the subject of any U.S. sanctions.

(xlvii) The operations of the Company, its Subsidiaries, I-45 and, to the knowledge of the Company, MRI are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries, I-45 and, to the knowledge of the Company, MRI with respect to any of the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Sales Manager or counsel for the Sales Manager shall be deemed a representation and warranty by the Company to the Sales Manager, as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Sales Manager; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Manager’s acceptance of the terms of a Placement Notice or upon receipt by the Sales Manager of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, as applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities transactions that are deemed to be “at the market offerings” up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, as applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Sales Manager will be successful in selling Placement Securities, (ii) the Sales Manager will incur no liability or obligation, other than pursuant to Section 9, to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Sales Manager shall be under no obligation to purchase the Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, as applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Manager at which such Placement Securities were sold, after deduction for (i) the Sales Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to the Sales Manager hereunder pursuant to Section 7(k) hereof.

(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will cause the Trustee, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Manager’s or its designee’s account (provided the Sales Manager shall have given the Company and the Trustee) written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, Trustee (if applicable) or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that it will (i) hold the Sales Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities, if after giving effect to the sale of such Placement Securities, the aggregate offering price of the Placement Securities sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Manager in writing, and (ii) at a purchase price lower than the Minimum Fungibility Price. For purposes hereof, the “Minimum Fungibility Price” means an amount equal to (a) the principal amount of the Notes, reduced by (b) one-fourth of 1% (0.25%) of the principal amount, multiplied by the number of complete years to maturity, plus (c) any pre-issuance accrued interest on the Notes from the immediately preceding interest payment date to the date of issuance of the Notes.

SECTION 7. Covenants of the Company. The Company covenants with the Sales Manager as follows:

(a) To notify the Sales Manager promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Sales Manager promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Placement Securities.

(b) To give the Sales Manager notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Sales Manager in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Sales Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Sales Manager or counsel for the Sales Manager shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Sales Manager agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(c) To furnish, upon request and without charge, to the Sales Manager a signed copy of the Registration Statement (including exhibits thereto) and to furnish to the Sales Manager in New York City, without charge, prior to noon (12:00 p.m.) New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Sales Manager may reasonably request.

(d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Sales Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Sales Manager reasonably object in writing within two Business Days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such rule.

(e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Sales Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Sales Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Sales Manager), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Sales Manager and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(f) To endeavor, in cooperation with the Sales Manager and their counsel, to assist such counsel to qualify the Placement Securities for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Sales Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Placement Securities have been qualified as above provided.

(g) The Company will use the net proceeds received by it from the sale of the Placement Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) To use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.

(i) To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.

(j) Except for the authorization of actions permitted to be taken by the Sales Manager as contemplated herein or in the Prospectus, not to take, directly or indirectly, within 30 days of the date of the Prospectus, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Placement Securities.

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Placement Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Sales Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Placement Securities to the Sales Manager, including any transfer or other taxes payable thereon, (iii) all filing fees and reasonable disbursements incurred in connection with the review and qualification of the offering of the Placement Securities by FINRA, if any, (iv) the fees and expenses of the Trustee, (v) any fees charged by the rating agencies for the rating of the Placement Securities, (vi) the fees and expenses incurred in connection with listing the Placement Securities on the Exchange, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Placement Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Placement Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show, (ix) the reasonable fees and disbursements of counsel for the Sales Manager in connection with this offering up to a maximum of $40,000, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(k). It is understood, however, that except as provided in this Section 7(k) and in Section 9, entitled “Indemnity and Contribution by the Company and the Sales Manager,” the Sales Manager will pay all of its costs and expenses, including stock transfer taxes payable on resale of any of the Placement Securities by them and any advertising expenses connected with any offers they may make.

(l) To make generally available to the Company’s security holders and to the Sales Manager, as soon as reasonably practicable, an earnings statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) Representation Dates; Certificate. Upon commencement of the offering of Placement Securities pursuant to the terms of this Agreement and:

(i) each time the Company files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities (other than amendments or supplements that are filed solely to report sales of the Placement Securities pursuant to this Agreement) by means of a post-

effective amendment, sticker, or supplement relating to the Placement Securities, which shall include each date on which the Company files with the Commission a prospectus supplement under Rule 497 related to the Placement Securities that includes updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”) (each of a 10-Q Filing, an 8-K Filing and/or a 10-K Filing shall also be referred to herein as a “497 Filing”). and a 10-Q Filing; and

(ii) at any other time reasonably requested by the Sales Manager (each such date of filing of one or more of the documents referred to in clauses (n)(i) and any time of request pursuant to this Section 7(m) shall be a “Representation Date”), the Company shall furnish the Sales Manager with a certificate, in the form attached hereto as Exhibit D within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which a Comfort Letter (as defined below) is required to be delivered pursuant to Section 7(p). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Manager with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Sales Manager sells any Placement Securities, the Company shall provide the Sales Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(n) Legal Opinions of Company Corporate Counsel. Upon commencement of the offering of Placement Securities pursuant to the terms of this Agreement and each date on which a Comfort Letter is required to be delivered pursuant to Section 7(o), the Company shall cause to be furnished to the Sales Manager written opinions and a negative assurance letter of Eversheds Sutherland (US) LLP, corporate counsel to the Company (“Company Corporate Counsel”), or other counsel satisfactory to the Sales Manager, in form and substance reasonably satisfactory to the Sales Manager and its counsel, dated the date that the opinions are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Thereafter, on each Representation Date (other than each date on which a Comfort Letter is required to be delivered pursuant to Section 7(o)) for which no waiver is applicable, the Company shall cause to be furnished to the Sales Manager a negative assurance letter of Company Corporate Counsel, or other counsel satisfactory to the Sales Manager, in form and substances reasonably satisfactory to the Sales Manager and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, the requirement to provide such opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Securities prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Sales Manager with an opinion from Company Corporate Counsel under this Section 7(n), then before the Sales Manager resumes sales of Placement Securities, the Company shall cause to be furnished to the Sales Manager the negative assurance letter of Company Corporate Counsel contemplated in this Section 7(n).

(o) Comfort Letter. Upon commencement of the offering of Placement Securities pursuant to the terms of this Agreement, on the date of each 10-K Filing, and each time that the Registration Statement is amended or the Prospectus supplemented to include audited financial statements for a fiscal year end, the Company shall cause its independent accountants to furnish the Sales Manager a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(p) Legal Opinions of Sales Manager Counsel. Upon commencement of the offering of Placement Securities pursuant to the terms of this Agreement and on each date on which a Comfort Letter is required to be delivered pursuant to Section 7(o), Duane Morris LLP, counsel for the Sales Manager (“Sales Manager Counsel”), or other counsel satisfactory to the Sales Manager, shall furnish to the Sales Manager written opinions and a negative assurance letter, in form and substance reasonably satisfactory to the Sales Manager, dated the date that the opinions are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Thereafter, on each Representation Date (other than each date on which a Comfort Letter is required to be delivered pursuant to Section 7(o)) for which no waiver is applicable, Sales Manager Counsel, or other counsel satisfactory to the Sales Manager, shall furnish to the Sales Manager a negative assurance letter, in form and substances reasonably satisfactory to the Sales Manager, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, the requirement to provide such opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Securities prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Placement Securities following a Representation Date when the Sales Manager Counsel relied on such waiver and did not provide the Sales Manager with an opinion under this Section 7(p), then before the Sales Manager resumes sales of Placement Securities, the Sales Manager Counsel shall furnish to the Sales Manager the negative assurance letter contemplated in this Section 7(p).

(q) As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Sales Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(r) The Company will cooperate with any reasonable due diligence review conducted by the Sales Manager (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Sales Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(r) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each quarterly filing of the Prospectus whereby the Company will make its senior corporate officers available to address diligence inquiries of the Sales Manager and will provide such additional information and documents as the Sales Manager may reasonably request.

(s) Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Sales Manager in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any (i) advertisement as defined in Rule 482 under the Securities Act and (ii) any material required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.

(t) The Company shall not deliver to the Sales Manager a Placement Notice pursuant to Section 3 and, in the event that the period specified in a Placement Notice previously delivered by the Company to the Sales Manager has not been expired, the Company shall suspend the sale of Placement Securities pursuant to Section 4 upon the occurrence of an event that would cause the Company to reasonably conclude that the Prospectus included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 8. Conditions of the Sales Manager’s Obligations. The obligations of the Sales Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or such documents so that it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c) Material Changes. There shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Prospectus (after giving effect to any amendment or supplement thereto) the effect of which, is, in the reasonable judgment of the Sales Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Placement Securities as contemplated by the Registration Statement (after giving effect to any amendment thereof) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto).

(d) Opinions of Company Corporate Counsel and Sales Manager. The Sales Manager shall have received the opinions of Company Corporate Counsel and Sales Manager Counsel required to be delivered pursuant to Sections 7(n) and (p), respectively, on or before the date on which delivery of such opinion is required pursuant to Sections 7(n) and (p), respectively.

(e) Representation Certificate. The Sales Manager shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(f) Accountant’s Comfort Letter. The Sales Manager shall have received the Comfort Letter(s) required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).

(g) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice.

(h) No Suspension. Trading in the Notes shall not have been suspended on the Exchange.

(i) Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 under the Securities Act.

(j) Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(k) hereof and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

(k) FINRA Compliance. FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

(l) Other Materials. On the date hereof, the Company shall have furnished to the Sales Manager such appropriate further information, certificates and documents as the Sales Manager may have reasonably requested in furtherance of the transactions contemplated hereby, in form and substance reasonably satisfactory to Sales Manager and its counsel.

SECTION 9. Indemnity and Contribution by the Company and the Sales Manager.

(a) The Company will indemnify and hold harmless the Sales Manager, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Sales Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Sales Manager for use therein, it being understood and agreed that the only such information furnished by the Sales Manager consists of the information described as such in subsection (b) below.

(b) The Sales Manager will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Sales Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Sales Manager Indemnified Party may become subject, under the Securities Act, the Exchange Act, the Investment Company Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Sales Manager specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Sales Manager Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Sales Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Sales Manager consists of the following information in the Prospectus furnished on behalf of the Sales Manager: the last paragraph under the caption “Plan of Distribution.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Manager on the other from the offering of the Placement Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Sales Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Sales Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Sales Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Placement Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which such Sales Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Sales Manager agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

(e) Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Placement Securities to the Sales Manager.

SECTION 11. Termination of Agreement.

(a) Termination; General. The Sales Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Manager, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, or (iii) if trading in the Notes has been suspended or limited by the Commission or the Exchange, or if trading generally on the NYSE, the NYSE American or the Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said Exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(b), any outstanding Placement Notices shall also be terminated.

(c) Termination by the Sales Manager. The Sales Manager shall have the right, by giving one (1) day notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 11(c), any outstanding Placement Notices shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier of (i) the issuance and sale of all of the Placement Securities through the Sales Manager on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement and (ii) twenty-four (24) months from the date hereof.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(k) hereof, and except that, in the case of any termination of this Agreement, Sections 5, 9, 10, 14 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 12. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Manager shall be directed to the Sales Manager at B. Riley FBR, Inc. 299 Park Avenue, 7th Floor, New York, NY 10171, Attention: General Counsel, Telephone: (212) 457-9947, Email: atmdesk@brileyfbr.com, and notices to the Company shall be directed to it at the offices of the Company at 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240, Attention: Michael S. Sarner, Telephone: (214) 884-3829, Email: msarner@capitalsouthwest.com.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Manager, the Company and its successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Manager, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Manager, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Securities from the Sales Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Sales Manager has been retained solely to act as Sales Manager in connection with the sale of the Placement Securities and that no fiduciary, advisory or agency relationship between the Company and the Sales Manager has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Sales Manager has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. This Agreement was established by the Company following discussions and arms-length negotiations with the Sales Manager and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Sales Manager and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Manager have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Manager, the Company in accordance with its terms.

Very truly yours,

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer, Secretary and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll

Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

EXHIBIT A

Form of Placement Notice

From:  Capital Southwest Corporation

To:       B. Riley FBR, Inc.

Attention:    [•]

Subject:             Placement Notice

Date:    [•], 2018

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Distribution Agreement between Capital Southwest Corporation, a Texas corporation (the “Company”), and B. Riley FBR, Inc. (“Sales Manager”), dated June 8, 2018, the Company hereby requests that the Sales Manager sell up to [•] of the Company’s 5.95% Notes due 2022, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

The Company shall not request the Sales Manager to sell, and the Sales Manager shall not sell, Notes at a purchase price lower than the Minimum Fungibility Price. For purposes hereof, the “Minimum Fungibility Price” means an amount equal to (a) the principal amount of the Notes, reduced by (b) one-fourth of 1% (0.25%) of the principal amount, multiplied by the number of complete years to maturity, plus (c) any pre-issuance accrued interest on the Notes from the immediately preceding interest payment date to the date of issuance of the Notes.

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EXHIBIT B

Authorized Individuals for Placement Notices and Acceptances

The Company

Bowen S. Diehl	bdiehl@capitalsouthwest.com

Michael S. Sarner	msarner@capitalsouthwest.com

Sales Manager

Ryan Loforte	rloforte@brileyfbr.com

Patrice McNicoll	pmcnicoll@brileyfbr.com

Keith Pompliano	kpompliano@brileyfbr.com

Seth Appel	sappel@brileyfbr.com

Chad Champion	cchampion@brileyfbr.com

with a copy to atmdesk@brileyfbr.com

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EXHIBIT C

Compensation

The Company shall pay to the Sales Manager in cash, upon each sale of Placement Securities pursuant to this Agreement, an amount equal to 2.0% of the aggregate gross proceeds from each sale of Placement Securities.

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EXHIBIT D

Officers’ Certificate

Pursuant to Section 7(n) of the Distribution Agreement, dated June 8, 2018 (the “Distribution Agreement”) (terms defined therein being used herein as therein defined), by and among Capital Southwest Corporation, a Texas corporation (the “Company”) and B. Riley FBR, Inc. (the “Sales Manager”), the undersigned officers of the Company each hereby certifies, in his or her capacity as President and Chief Executive Officer, and Chief Financial Officer, respectively, of, and on behalf of, the Company:

I have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and the Distribution Agreement;

1.	Subsequent to the execution and delivery of the Distribution Agreement and prior to the date hereof, there has not occurred any change in the condition, financial or otherwise of the earnings, business or operations of the Company, taken as a whole, from that set forth in the Prospectus that is material and adverse and that makes it impractical to market the Placement Securities as contemplated hereby;

2.	The representations, warranties and covenants of the Company contained in the Distribution Agreement are true and correct in all material respects as of the date of the Distribution Agreement and the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the date hereof;

3.	No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to my knowledge, threatened; and

4.	Since the date of the most recent balance sheet included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, net worth, results of operations or prospects, of the Company (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

The undersigned has executed this Officer’s Certificate as of the date first written above.

CAPITAL SOUTHWEST CORPORATION

By:

Name:

Title:

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EXHIBIT E

List of Subsidiaries

Name of Subsidiary	State of Incorporation
I-45 SLF LLC	Delaware
Media Recovery, Inc.	Nevada
TitanLiner, Inc.	Nevada
Capital Southwest Management Corporation	Nevada
Capital Southwest Equity Investments, Inc.	Delaware

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